Exhibit 8.2

[LETTERHEAD OF MAYER BROWN LLP]

[●], 2022

Prologis, Inc.
Pier 1, Bay 1
San Francisco, California  94111

Re:	Status as a Real Estate Investment Trust

Ladies and Gentlemen:

This opinion letter is delivered to you in connection with the prospectus included as part of the registration statement on Form S-4 filed with the Securities and Exchange Commission on July 18, 2022, as amended or supplemented through the date hereof (the “Registration Statement”), in our capacity as special tax counsel to Prologis, Inc., a Maryland corporation (“Prologis”), in respect of the proposed merger of Duke Realty Corporation, an Indiana corporation (“Duke Realty”), with and into a wholly owned subsidiary of Prologis, pursuant to that certain Agreement and Plan of Merger, dated as of June 11, 2022, by and among Prologis, Prologis, L.P., a Delaware limited partnership, Compton Merger Sub LLC, a Delaware limited liability company, Compton Merger Sub OP LLC, a Delaware limited liability company, Duke Realty, and Duke Realty Limited Partnership, an Indiana limited partnership, including any schedules and exhibits thereto and as amended prior to the date hereof. You have requested our opinion concerning the qualification and taxation of Prologis as a real estate investment trust (“REIT”).

In formulating our opinion, we have reviewed and relied upon the Registration Statement and such other documents and information provided by you, and such applicable provisions of law, as we have considered necessary or desirable for purposes of the opinion expressed herein.

In addition, we have relied upon certain representations made by Prologis and Duke Realty relating to the organization and actual and proposed operation of Prologis and Duke Realty and their relevant subsidiaries. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents, the representations from Prologis or Duke Realty, or the Registration Statement. We have, consequently, relied upon representations by Prologis and Duke Realty that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Prologis, Inc.

[●], 2022

Our opinion expressed herein is based on the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.

Based upon and subject to the foregoing and to the qualifications and limitations set forth herein, it is our opinion that beginning with Prologis’s taxable year ending December 31, 1997, Prologis has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and Prologis’s actual and proposed method of operation, as described in the Registration Statement and as represented by Prologis, has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a REIT under the Code.

Other than as expressly stated above, we express no opinion on any issue relating to Prologis or to any investment therein. This opinion letter is being furnished solely in connection with the filing of the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,